EXHIBIT 99.2

ZION OIL & GAS CEO GENE SOLTERO RETIRES -

RICHARD RINBERG APPOINTED CEO WITH OFFICES IN ISRAEL

Dallas, TX - March 29, 2007 - John M. Brown, Founder and Chairman of Zion Oil & Gas, Inc. (AMEX: ZN) of Dallas, Texas and Caesarea, Israel announced today that, having successfully guided the company through the originally scheduled termination date of its IPO and an Amex listing, company CEO Eugene A. Soltero announced his retirement as CEO and director.

Mr. Brown said that Mr. Soltero, who served variously as Zion's CEO, President and COO over the past six years, wished to spend more time with his family and pursue new business opportunities. He added that Mr. Soltero supported the plans to move the CEO's office to Israel. Mr. Brown thanked Mr. Soltero for his services to Zion and wished him well in his retirement and other activities.

Mr. Brown announced that upon Mr. Soltero's retirement, Richard Rinberg was elected Zion Oil's CEO. Mr. Rinberg, a resident of Israel, has served as Zion's President since November 2005 and as a director since 2004. While Zion will continue to have corporate offices in Dallas, CEO Rinberg will be based in Israel.

Mr. Brown said that, by relocating the office of the CEO to Israel at a time the company is about to renew operations on its Ma'anit #1 well and organizes to commence its planned Ma'anit-Rehobot #2 well, Zion will be able to intensify the focus on its operation in Israel. He said that the CEO's presence in Israel would increase the Israeli public's awareness of Zion and its activities, as well as the awareness of the Israeli investment and financial communities.

Mr. Brown also announced that Zion's Executive Vice President, Mr. Glen Perry, was elected President and Chief Operating Officer of Zion. Mr. William Avery, Vice President and Treasurer of the company, was appointed a director of the company to fill the vacancy created by Mr. Soltero's retirement.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel on its Ma'anit-Joseph License and Asher Permit areas located onshore between Tel Aviv and Haifa. In 2005, Zion drilled an exploratory well on its Ma'anit-Joseph License to a total depth of 15,842 feet. It is currently preparing for workover and completion activities on that well, which activities are scheduled to commence in mid-April 2007, and is preparing to drill an appraisal and deep test well, the Ma'anit-Rehoboth #2, on that License. Zion has an application pending for the issuance of the Asher-Menashe License on approximately 81,000 acres north of its Ma'anit-Joseph License on lands most of which were subject to Zion's Asher Permit. In the event of a commercial discovery, following recovery of certain exploratory costs, Zion intends to donate 6% of its gross revenues from its Israeli petroleum rights to two charitable trusts to be established by Zion, one in Israel and one in the U.S.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding future closings of the offering, the timing and results thereof, Zion's planned operations, potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor'' provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's prospectus and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE: Zion Oil & Gas, Inc., has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest directly in the offering, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the company and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter, Network I Financial Securities, Inc. will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Links to the SEC location, or to the documents in PDF, may be found on Zion's home page at www.zionoil.com.

Contact:

Sandy Green
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
214-221-4610
Email: sandy@zionoil.com